Exhibit 10.8

American Media, Inc. Emergence Bonus Plan

Purpose: The American Media Inc. Emergence Bonus Plan is intended to motivate certain key employees of the Company who have been critical to the restructuring efforts of the Company to continue with their diligent efforts to maximize the value of the Company’s assets and business operation for the benefit of the Company and its stakeholders.

Eligibility and Bonus Payment Date: Upon the occurrence of a Reorganization Event, certain employees, who are either still employed by the Company or whose employment with the Company was terminated by the Company (i) without Cause (as determined by the Board of Directors or its designee) or (ii) due to the participant’s death or disability (as determined by the Board of Directors or its designee) following the approval of the plan of reorganization, shall be entitled to receive a bonus payment. Payment of the bonus will be made as soon as practicable following the occurrence of the Reorganization Event, but in any event no later than March 15, 2011. “Reorganization Event” means the business day on or after entry of a final order of the Court confirming a plan of reorganization (the “Confirmation Order”) specified by the Company on which (a) no stay of the Confirmation Order is in effect and (b) the conditions to effectiveness of the plan of reorganization have been satisfied or waived.

Maximum Payments under the Bonus Plan: The maximum aggregate bonus payments to all plan participants shall not exceed $2,255,000 and will be allocable by the Chief Executive Officer of the Company post-emergence from chapter 11. The bonus allocations for the Chief Executive Officer and the Chief Financial Officer have been determined by the Committee.

Administration of Plan: The plan shall be administered by the Chief Executive Officer or his designee and the administrator is given full authority and discretion within the limits of this Plan to establish such administrative measures as may be necessary to administer and attain the objectives of this Plan. The Administrator shall have full power and authority to construe and interpret this Plan and any interpretation by the Administrator shall be accorded the maximum deference permitted by law.